                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /      Definitive proxy statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CARDIAC SCIENCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CARDIAC SCIENCE, INC.
                              16931 MILLIKAN AVENUE
                                IRVINE, CA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2000

TO THE STOCKHOLDERS OF
CARDIAC SCIENCE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CARDIAC SCIENCE, INC., a Delaware corporation (the "Company"), will be held on Friday, May 19, 2000, at 10:00 A.M., local time, at the Company's office located at 16931 Millikan Avenue, Irvine, CA 92606, for the following purposes:

     1. To elect a board of four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To amend the Company's restated certificate of incorporation, as amended, to increase our authorized shares of common stock from 20,000,000 shares to 40,000,000 shares.

     3. To approve an amendment to the Company's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,305,000 shares to 2,805,000 shares.

     4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 29, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                         By Order of the Board of Directors,
                                         Brett L. Scott
                                         Secretary
Irvine, California
April 12, 2000

--------------------------------------------------------------------------------
                                    IMPORTANT
   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID
               ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE,
                 YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                                                  PRELIMARY COPY
                              CARDIAC SCIENCE, INC.
                              16931 MILLIKAN AVENUE
                                IRVINE, CA 92606
                                 ---------------

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2000
                               -------------------

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cardiac Science, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday May 19, 2000, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at the Company's office located at 16931 Millikan Avenue, Irvine, CA 92606.

     A form of proxy is enclosed for use at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Brett L. Scott, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted
(i) for the election of the nominees for director named in this Proxy Statement,
(ii) to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of Company's common stock, par value $.001 per share ("Common Stock"), from 20,000,000 shares to 40,000,000 shares, (iii) for approval of the amendment to the Company's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,305,000 shares to 2,805,000 shares, (iv) for ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ended December 31, 2000 and (iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     The proxy solicitation materials are being mailed on or about April 12, 2000 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

     Stockholders of record at the close of business on March 29, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 12,313,127 shares of Common Stock were issued and outstanding.

     Holders of shares of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each shall be tabulated separately. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected. In determining whether a proposal has been approved, abstentions shall be counted as votes against the proposal and broker non-votes shall not be counted either for or against the proposal.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

     Four persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the four nominees named below.

     It is expected that all nominees will be able and willing to serve as directors. However, in the event that any of the nominee's are unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

     The following information is submitted concerning the nominees named for election as directors based upon information received by the Comapny from such person. Approval of the nominees for election to the Board will require the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES LISTED BELOW TO THE BOARD OF DIRECTORS.

         Name                       Position                        Age
         ----                       --------                        ---
Paul D. Quadros              Chairman                                53

Raymond W. Cohen             President, Chief Executive              40
                             Officer and Director

Peter Crosby                 Director                                47

Howard L. Evers              Director                                51

     PAUL D. QUADROS has been the Company's Chairman of the Board since May 1999 and a member of the Board of Directors since the Company's formation in May 1991. He is currently the Chairman of the Board of Genstar Therapeutics (formerly, UroGen Corp.) a developer of gene therapies for hemophilia and prostate cancer. Prior to joining Genstar in June 1995, Mr. Quadros was a general partner of Technology Funding, a venture capital management organization. During his tenure at Technology Funding, he was a member of the Commitments Committee from 1986 to 1994, serving as its chairman from 1987 to 1990. From 1990 to 1994, he was chairman of Technology Funding's Medical Investment Committee and was actively involved in managing Technology Funding's health care portfolio. Mr. Quadros served on the board of directors of Medstone International, Inc., from 1988 to 1995. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from U.C.L.A. Graduate School of Management. He also serves on the board of directors of several private companies.

     RAYMOND W. COHEN has served as the Company's President, Chief Executive Officer, and as a member of the Board of Directors since January 1997. Prior to 1997, Mr. Cohen was President of Diagnostic Monitoring, a privately held manufacturer and international distributor of non-invasive cardiac monitoring devices and was Vice President, Sales & Marketing of DM Software, Inc., a developer of cardiac monitoring software. From 1988 to 1990, Mr. Cohen was President of BioAnalogics, Inc., a publicly held development-stage medical company located in Beaverton, Oregon. From 1982 to 1988, Mr. Cohen was Vice President, Sales and Marketing for Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California, where he was instrumental in the company being ranked in Inc. Magazine's list of Fastest Growing Small Public Companies from 1986 through 1988. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton.

     PETER CROSBY has been a member of the Company's Board of Directors since November 1997. Mr. Crosby has over 20 years of experience in the medical device industry and is currently the Chief Executive Officer of Ischemia Technology Inc. Mr. Crosby also serves as chairman of the board of Harley Street Software, Inc., a Canadian developer of ECG software products. Mr. Crosby was CEO and a director of NeoVision Corporation, an ultrasound imaging system developer until NeoVision was sold to United States Surgical Corporation in September 1997. From 1981 to 1996, Mr. Crosby held numerous senior management positions for Nucleus Group, an Australian medical device company and a division of Pacific Dunlop, Ltd. During his tenure at Nucleus, he served as Vice President, R&D, and Vice President of Business Development for Telectronics Pacing Systems, a global developer of implantable medical devices such as defibrillators, pacemakers and cardiomyoplasty stimulators. Mr. Crosby is the author of many publications, holds numerous patents in the defibrillation technology field, and has a B.S. in Electrical Engineering and a M.E.S. from the University of Melbourne, Australia.

     HOWARD L. EVERS has been a member of the Company's Board of Directors since March 1998. From 1995 to 1996, Mr. Evers served as President, Chief Executive Officer and Chairman of the Board of Diagnostics On Call, a mobile X-ray and EKG services provider to the long-term care and home health care markets. From 1992 to 1995, he was the Chief Executive Officer and Chairman of the Board of PSI, a medical supply distribution company servicing the physician office market. From 1988 to 1992, Mr. Evers was the Chief Executive Officer and Chairman of the Board of Lake Industries, an environmental services company. From 1973 to 1988, Mr. Evers was President and Chief Executive Officer of Tru Green Corporation, a lawn, tree and shrub care and pest control company sold to Waste Management Inc. in 1987.

     There is no family relationship between any of the directors or executive officers of the Company.

BOARD MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held a total of eight meetings during the year ended December 31, 1999. While the Board of Directors has an Audit Committee and a Compensation Committee, there is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee reviews the adequacy of our internal controls and meets periodically with management and the independent auditors. This Committee, which currently consists of Messrs. Crosby, Evers and Quadros, did not meet in 1999. The Committee intends to hold meetings in 2000, to adopt a written charter, and to comply with the final rules on Audit Committee Effectiveness as promulgated by the Securities and Exchange Commission.

     The Compensation Committee recommends salaries, incentives and other forms of compensation for the Company's directors, officers and other employees, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. The Committee, which consists of directors Cohen, Evers and Quadros, held eight meetings during 1999.

     No incumbent director attended fewer than 75 percent of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served in 1999.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of the Company are as follows:

     Name                       Age              Position and Offices with the Company
     ----                       ---              -------------------------------------
     Raymond W. Cohen           40               President, Chief Executive Officer and Director

     Brett L. Scott             49               Chief Financial Officer and Secretary

     Dongping Lin               41               Chief Technical Officer

     Michael Gioffredi          48               Vice President of Sales and Marketing

     Jeffery Blanton            44               Vice President of Operations

     Officers are appointed by and hold office at the pleasure of the Board of Directors. Set forth below is a biographical description of each of the Company's executive officers who are not also a director, based on information supplied by him.

     BRETT L. SCOTT has served as the Company's Chief Financial Officer and Secretary of the Company since October 1997. From 1992 to 1997, Mr. Scott was Chief Financial Officer of Neuro Navigational Corporation, a publicly held company located in Costa Mesa, California which developed, manufactured and marketed minimally-invasive neurosurgery and vascular surgery fiberoptic imaging technology, software and disposables. Mr. Scott was Chief Financial Officer of Western Energy Management, Inc. from 1991 to 1992 and of D&D Construction Co., Inc. from 1989 to 1991. From 1982 to 1989, he was co-owner of Schneider & Scott, Inc., certified public accountants. Mr. Scott is a certified public accountant and holds a B.S. in Business Administration from the University of Southern California.

     DONGPING LIN, PH.D., was appointed the Company's Chief Technical Officer in July, 1998. Dr. Lin held the position of Director of Software Engineering from January 1997 until July 1998. Dr. Lin joined the Company as Software Development Manager in January 1993. From 1988 to 1993, Dr. Lin held senior software engineering positions at Del Mar Avionics located in Irvine, Calif. Dr. Lin received his B.S. in Electrical Engineering from Beijing Normal University in Bejing, China. Dr. Lin received an M.S.E. in Computer Engineering and Ph.D. in Electrical Engineering and Computer Science from the University of Michigan. Dr. Lin is recognized as an expert in the field of computer arrhythmia analysis and real-time ventricular fibrillation detection. While at the University of Michigan Dr. Lin's real-time arrhythmia detection software was licensed to Pacific Communications, Inc.

     MICHAEL GIOFFREDI, has served as the Company's Vice President, Sales and Marketing since September 1998. Mr. Gioffredi previously held the position of vice president sales and marketing for Britesmile, Inc., a public dental laser technology company located in Salt Lake City. Prior to 1997, Mr. Gioffredi was senior VP marketing and business development for the EMPath Group, a private emergency medicine consulting firm and VP marketing for Laserscope, Inc., a publicly traded medical laser company. From 1982 to 1993, Mr. Gioffredi held marketing management and sales positions with the cardiology and cardiovascular divisions of C.R. Bard, Inc., a fortune 500 medical device company. Mr. Gioffredi has a BA in Business Administration and Marketing from California State University at Fullerton.

     JEFFERY W. BLANTON, has served as the Company's Vice President of Operations since May 1998. From November 1994 to May 1998, Mr. Blanton held various positions including Director of Engineering, Director of Project Engineering and Director of Operations for Chiron Vision, a division of Chiron Corporation. Chiron Vision develops and manufactures products for the ophthalmic surgeon. From March of 1994 to November 1994, Mr. Blanton was a consultant to Ohmeda Medical Devices, a division of the British Oxygen Company. From 1987 to February 1994, Mr. Blanton held project and management engineering positions at McGaw Inc., a drug delivery company. Prior to 1987, Mr. Blanton worked for Honeywell Inc. Mr. Blanton is a certified project manager and has a B.S. in Mechanical Engineering from Worcester Polytechnic Institute.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth, certain information, as of April 5, 2000, regarding beneficial ownership of the Common Stock by

     - each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock;

     -    each Director of the Company;

     -    each Named Executive Officer of the Company; and

     - all of the Company's current executive officers and directors as a group.

Name of
Beneficial Owner                                                   Number of Shares
(including address of 5% holders)                                Beneficially Owned (1)          Percent of Class (1)
---------------------------------                                ----------------------          --------------------
Dr. Ernst Muller Mohl                                               2,983,750 (2)                        24.1%
Weinplatz 10
8001 Zurich Switzerland

Raymond W. Cohen                                                     532,560 (3)                         4.3%

Dongping Lin                                                          90,688 (4)                           *

Paul D. Quadros                                                       33,269 (5)                           *

Peter Crosby                                                          30,500 (6)                           *

Howard L. Evers                                                       28,750 (7)                           *

Walter Villiger                                                      933,750 (8)                         7.6%
Hurdnerstrasse 10
Postfach 1474
Ch-8640
Hurden Switzerland

Brett L. Scott                                                        25,000 (9)                           *

Michael Gioffredi                                                     12,500 (10)                          *

Jeffrey Blanton                                                       12,500 (11)                          *

All executive officers and directors as a group (eight               765,767 (12)                        6.1%
persons)

-------------------------
*  Less than 1%.

(1) Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)  Includes 56,250 shares issuable upon exercise of outstanding warrants.
(3) Includes 25,000 shares issuable upon exercise of outstanding vested options.
(4) Includes 70,688 shares issuable upon exercise of outstanding vested options.
(5) Includes 17,500 shares issuable upon exercise of outstanding warrants and 8,594 shares issuable upon exercise of outstanding vested options.

(6)  Includes 7,500 shares issuable upon exercise of outstanding vested options.
(7)  Includes 3,750 shares issuable upon exercise of outstanding vested options.
(8)  Includes 33,750 shares issuable upon exercise of outstanding warrants.
(9) Includes 25,000 shares issuable upon exercise of outstanding vested options.
(10) Includes 12,500 shares issuable upon exercise of outstanding vested options.
(11) Includes 12,500 shares issuable upon exercise of outstanding vested options.
(12) Includes 17,500 shares issuable upon exercise of outstanding warrants and 165,532 shares issuable upon exercise of outstanding vested options.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended December 31, 1999 (collectively the "Named Executive Officers") .

SUMMARY OF COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                                             ------------------------------------------------------
                                             ANNUAL COMPENSATION                      AWARDS                         PAYOUTS
                                           -----------------------           ----------------------------      --------------------
                                                                                              SECURITIES
           NAME AND                                               OTHER      RESTRICTED       UNDERLYING        LTIP
          PRINCIPAL                        SALARY       BONUS     ANNUAL       STOCK         OPTIONS/SARS      PAYOUT     ALL OTHER
           POSITION              YEAR        ($)         ($)       COMP.       AWARD            (#)(1)          ($)        COMP.
           --------              ----        ---         ---       -----       -----            ------          ---        -----
        Raymond W. Cohen         1999      189,626     40,000       --           --            150,000          --        9,750(2)
        President and Chief      1998      161,500       --         --           --             50,000          --        6,000(2)
        Executive Officer        1997      101,083       --         --           --               --            --        6,000(2)

        Dongping Lin             1999      125,013       --                                    164,250          --           --
        Chief Technical          1998      110,496     20,000       --           --            124,250          --           --
        Officer                  1997       81,806                  --           --               --            --           --

        Brett L. Scott           1999      119,723     15,000       --           --            100,000          --           --
        Chief Financial          1998       99,336       --         --           --             50,000          --           --
        Officer and Secretary    1997       21,000       --         --           --               --            --           --

        Michael Gioffredi        1999      108,110     25,000       --           --            100,000          --       10,634(3)
        Vice President of Sales  1998       32,331       --         --           --             50,000          --        2,885(4)
        and Marketing            1997                    --         --           --               --            --

        Jeffrey Blanton          1999      130,228       --         --           --            100,000          --           --
        Vice President of        1998       73,634       --         --           --             50,000          --           --
        Operations               1997         --         --         --           --               --            --           --


(1) Represents shares of Common Stock underlying stock options. The grant of the options disclosed in this column was made pursuant to the 1997 Stock Option/Stock Issuance Plan.
(2)      Annual automobile allowance
(3)      Reimbursement for relocation expenses
(4)      Consulting services

OPTION GRANTS IN 1999

     The following table provides information related to options granted to each of the Named Executive Officers during the year ended December 31, 1999:

                            NO. OF SECURITIES      PERCENTAGE OF                                 POTENTIAL REALIZABLE
                               UNDERLYING          TOTAL OPTIONS                                   VALUE AT ASSUMED
                               OPTIONS               GRANTED TO       EXERCISE                  ANNUAL RATE OF STOCK
                               GRANTED              EMPLOYEES IN       PRICE      EXPIRATION    PRICE APPRECIATION FOR
      NAME                      (#)(1)                  YEAR           ($/SH)        DATE            OPTION TERM
      ----                  ----------------        -------------     --------    ----------    ----------------------
                                                                                                     5%           10%
                                                                                                     --           ---
Raymond W. Cohen                150,000               16.7%             $2.00       5/05/09       $188,668      $478,123
Dongping Lin                    164,550                6.7%             $2.00       5/05/09       $206,969      $524,501
Brett L. Scott                  100,000                8.3%             $2.00       5/05/09       $125,779      $318,748
Michael Gioffredi               100,000                8.3%             $2.00       5/05/09       $125,779      $318,748
Jeffery Blanton                 100,000                8.3%             $2.00       5/05/09       $125,779      $318,748

(1) Represents shares of Common Stock underlying stock options. Such options are exercisable 25% per year commencing in June 1999.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

         The following table sets forth certain information as of December 31, 1999 regarding options held by the Named Executive Officers. These executive officers did not exercise any options during the year ended December 31, 1999.

                                                          NUMBER OF SECURITIES
                           SHARES                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         ACQUIRED ON      VALUE                OPTIONS AT                IN-THE-MONEY OPTIONS AT
                          EXERCISE       REALIZED               YEAR-END                      YEAR-END ($)(1)
     NAME                    (#)           ($)           EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
     ----                    ---           ---           -------------------------       -------------------------

Raymond W. Cohen             --             --               25,000/125,000                $ 50,000/$250,000
Dongping Lin                 --             --               70,688/93,862                 $141,376/$187,724
Brett L. Scott               --                               25,000/75000                 $ 50,000/$150,000
Michael Gioffredi            --                              12,500/87,500                 $ 25,000/$175,000
Jeffery Blanton              --                              12,500/87,500                 $ 25,000/$175,000

(1) The closing bid price of the Common Stock on December 31, 1999 was $4.00. Value is calculated on the difference between the exercise price of in-the-money options and multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

         The Company is a party to at-will employment agreements with Raymond
W. Cohen, Brett L. Scott, Dongping Lin, Michael Gioffredi and Jeffery Blanton. Each agreement automatically renews annually unless either party shall give the other written notice of termination. The agreements provide for a base salary, plus such bonuses and stock options based on incentive plans approved by the Board of Directors. Each agreement contains a non-competition covenant, and Mr. Cohen's agreement provides that he shall receive a car allowance of $6,000 per annum. The agreements also provide that in the event of an involuntary termination or change of control,

- each employee shall receive his base salary and health insurance benefits for six months (twelve months for Mr. Cohen) following the event as well as his pro rata portion of his target bonus; and

- any unvested stock option or shares of restricted stock held on the date of event shall continue to vest over the twelve-month period.

         Mr. Scott's agreement also provides that in the event of a change of control, Mr. Scott shall receive 50,000 shares of our Common Stock (as adjusted for dividends, stock dividends, stock splits and other similar changes).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee of the Board of Directors are Paul Quadros, Howard Evers and Raymond Cohen. Compensation decisions regarding Mr. Cohen are made by the non-employee directors of the Compensation Committee. No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of any other company.

COMPENSATION OF DIRECTORS

         The non-employee members of the Board of Directors receive $1,000 per board meeting attended and $250 per telephonic board meeting. The directors also are reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. Non-employee directors also are eligible to receive options under the Company's 1997 Stock Option/Stock Issuance Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report, prepared by the Compensation Committee, addresses the Company's executive compensation policies and the basis on which 1999 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of the executive pay.

         During 1999, the Compensation Committee members were Messrs. Cohen, Quadros and Evers. Mr. Cohen recused himself from any compensation discussions and or decisions with respect to his compensation.

         COMPENSATION PHILOSOPHY

         The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Compensation Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encourage executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

         In establishing total compensation packages for the Company's executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Compensation Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Compensation Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Compensation Committee's judgement as to individual contributions. These factors are not assigned specific mathematical weights. The Compensation Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices

         SALARY

         Base salaries are reviewed annually. It is the Compensation Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

         BONUS

         Executive bonuses are determined in accordance with achievement of the Compensation Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

         STOCK OPTIONS

         As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Compensation Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Compensation Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Compensation Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1999 was determined by the Compensation Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

         COMPENSATION OF RAYMOND W. COHEN, PRESIDENT AND CHIEF EXECUTIVE
OFFICER

         During 1999, the compensation of Mr. Cohen was determined by applying the same criteria discussed in this report used to determine salaries, bonuses and stock option grants for all executive officers. Mr. Cohen's compensation for 1999 is set forth in the Summary Compensation Table appearing on page 9.

                                                  Compensation Committee

                                                  Paul Quadros
                                                  Howard Evers
                                                  Raymond Cohen

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following chart provides an annual comparison, from December 31, 1994 of the cumulative total shareholder return (assuming reinvestment of any dividends) among the Company, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies. The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.



                    COMPARE 6-YEAR CUMULATIVE TOTAL RETURN
                             AMONG CARDIAC SCIENCE,
               RUSSELL 2000 INDEX AND H&Q HEALTHCARE EXC. BIOTECH

                                     12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
CARDIAC SCIENCE                       100.00      239.51       52.10       43.71       69.93      139.86
H&Q HEALTHCARE EXC. BIOTECHNOLOGY     100.00      166.50      184.85      220.29      267.67      233.86
RUSSELL 2000 INDEX                    100.00      128.44      149.77      183.23      178.09      212.98

                    ASSUMES $100 INVESTED ON DEC. 31, 1994
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1999

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 11, 1997, the Company acquired Innovative Physicians Services, Inc. d/b/a Diagnostic Monitoring, a Nevada corporation ("DM"), from Raymond W. Cohen, President and Chief Executive Officer of the Company, for 5,714.285 shares of the Company's Series A Convertible Preferred Stock plus a non-interest bearing promissory note in the principal amount of $100,000, which was paid in full in 1998. Each share of Series A Preferred Stock has been, by its terms, converted into 1,000 shares of Common Stock. The Company sold substantially all of the assets of DM in December 1998.

                                PROPOSAL NO. 2
             PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
                   INCORPORATION, AS AMENDED, TO INCREASE THE
                        AUTHORIZED SHARES OF COMMON STOCK
                   FROM 20,000,000 SHARES TO 40,000,000 SHARES

         The Board of Directors has adopted a resolution authorizing an amendment to the Company's Restated Certificate of Incorporation, as amended, (the "Restated Certificate") to increase the authorized number of shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

         The proposed amendment will modify the first paragraph of Article Fourth of the Restated Certificate to read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001."

              The Company is currently authorized to issue 21,000,000 shares of capital stock, of which 20,000,000 shares are designated as Common Stock and 1,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 41,000,000 shares and the number of shares of Common Stock authorized to 40,000,000. As of April 5, 2000, 12,313,127 shares of Common Stock were issued and outstanding, 1,305,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and for issuance of shares under our Amended 1997 Stock Option/Issuance Plan, and 1,742,466 shares were reserved for issuance upon exercise of outstanding warrants. As of April 5, 2000, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

              The Board of Directors believes that it is advisable and in the Company's best interest to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The increase in authorized Common Stock will not have any immediate affect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the Company may engage in the foregoing actions in the future, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

              The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control in the Company. The authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Restated Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

              The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of the amendment to the Restated Certificate to increase the authorized shares of Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE RESTATED CERTIFICATE.

                                   PROPOSAL 3
                        APPROVAL OF THE AMENDMENT TO THE
                      1997 STOCK OPTION/STOCK ISSUANCE PLAN

         The Company believes that stock options and share ownership are important factors in order for us to attract, retain and motivate key employees. The Company's 1997 Stock Option/Stock Issuance Plan (the "Plan") was adopted by the Board of Directors in December 1997 and approved by stockholders at the Company's annual meeting in May 1997. In December 1998 the Board of Directors approved an amendment to the Plan allowing a maximum of 1,305,000 shares of Common Stock (an increase of 600,000 shares) to be issued pursuant to the Plan. This amendment was approved by stockholders at the Company's annual meeting May 1999. To date 1,305,000 options have been granted to employees, including executive officers, and directors of the Company.

         In March 2000, the Board of Directors approved an amendment to the Plan which will allow 2,805,000 shares of Common Stock (an increase of 1,500,000 shares) to be issued pursuant to the Plan. A summary of the Plan as proposed to be amended is set forth below. The summary does not purport to be complete and is qualified in its entirety by the text of the Plan as proposed to be amended, a copy of which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF PLAN AS PROPOSED TO BE AMENDED

         The Plan authorizes the granting of incentive stock options to the Company's employees or employees of any of the Company's subsidiaries, and non-statutory stock options to the Company's employees, directors and certain of the Company's consultants and advisors. Currently there are approximately 60 persons who will be eligible to receive options under the Plan. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code.

         The Plan also authorizes direct issuance of stock to eligible participants in the Plan at a price per share of not less than 85% of the fair market value on the date of issuance, payable in cash, by check, or, if permitted under the terms of the grant, by promissory note. The consideration for such shares also may be past services rendered to the Company. Such stock issuances may vest immediately or in one or more installments as determined by the

Board of Directors. The holder of such stock, however, shall have full stockholder rights with respect to said stock, whether or not vested.

         The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of two or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the Common Stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of the Company's stock. The exercise price for non-statutory options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

         No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of our stock). Options granted under the Plan are exercisable on such basis as determined by the Board of Directors.

         If the Company liquidates or dissolves, or if there is a merger or consolidation resulting in a transfer of more than 50% of the voting power of the Company's securities, any unexercised options theretofore granted under the Plan shall, immediately prior to such transaction, become fully exercisable. If not exercised prior to such transaction, all options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. All shares of stock issued pursuant to the Plan shall also be immediately vested in the event of such a transaction. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by such holder.

         If any of the Company's employees or directors, prior to the exercise of their options, ceases to be an employee or director for any reason other than disability or misconduct, the options granted to such employees or directors automatically terminate 90 days from the date of termination. If any of the Company's employees or directors ceases to be an employee or a director by reason of disability, he may exercise any option he holds at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of the Company's employees or directors dies while holding an outstanding option, his option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death.

         The Plan provides that the Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate in December 2007.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1999. This summary is not intended to be complete and does not describe state or local tax consequences.

         Tax Consequences to Participants
         --------------------------------

         NON-QUALIFIED STOCK OPTIONS. In general, (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

         INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

         If Common Stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

         SHARE ISSUANCES. The recipient of shares of Common Stock under the Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If a
Section 83(b) election has not been made, any dividends received with respect to shares issued under the Plan that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

         Tax Consequences to the Company
         -------------------------------

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

MARKET PRICE OF COMMON STOCK

         On March 20, 2000, the last sale price of the common stock was $6.22.

OPTION GRANTS

         For each of the Named Executive Officers and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the Plan during the period from December 1997 through December 1999 and (ii) the weighted average exercise price payable per share under such options.

                                                                                        WEIGHTED AVERAGE
                                                               NUMBER OF               EXERCISE PRICE OF
               NAME AND PRINCIPAL POSITION                   OPTION SHARES              GRANTED OPTIONS
     -------------------------------------------------    ---------------------     -------------------------
     Raymond W. Cohen
          President and Chief Executive Officer                 150,000                      $2.00
     Dongping Lin
          Chief Technical Officer                               164,550                      $2.00
     Brett L. Scott

                                        16

          Chief Financial Officer and Secretary                 100,000                      $2.00
     Michael Gioffredi
          Vice President of Sales and Marketing                 100,000                      $2.00
     Jeffrey Blanton
          Vice President of Operations                          100,000                      $2.00
     All current executive officers as a group
          (5 persons)                                           614,550                      $2.00
     All current directors (other than executive                127,188                      $2.00
          officers) as a group (3 persons)
     All employees, who are not executive officers,             383,262                      $2.48
          as a group (24 persons)

REQUIRED VOTE

         The approval of the amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,305,000 shares to 2,805,000 shares requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN.


                                    PROPOSAL 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants and proposes the ratification of such decision.

         PricewaterhouseCoopers LLP has audited the Company's financial statements for the year ended December 31, 1999. Representatives of PricewaterhousCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2000.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals for action at the Company's 2001 Annual Meeting of Stockholders must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than December 10, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 25, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the year ended December 31, 1999. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied.

         The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                       BY ORDER OF THE BOARD
                                       OF DIRECTORS


                                       Brett L. Scott, Secretary

                                                                      EXHIBIT A

        1997 STOCK OPTION/STOCK ISSUANCE PLAN AS PROPOSED TO BE AMENDED

                                   ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------

         I.       PURPOSE OF THE PLAN

                  This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

         II.      STRUCTURE OF THE PLAN

                  A. The Plan shall be divided into two (2) separate equity programs:

                           (i) the Option Grant Program under which eligible
                  persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                           (ii) the Stock Issuance Program under which eligible
                  persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

                  B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

         III.     ADMINISTRATION OF THE PLAN

                  A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

                  B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

         IV.      ELIGIBILITY

                  A. The persons eligible to participate in the Plan are as follows:

                           (i)      Employees,

                           (ii) non-employee members of the Board or the
                  non-employee members of the board of directors of any Parent or Subsidiary, and

                           (iii) consultants and other independent advisors who
                  provide services to the Corporation (or any Parent or Subsidiary).

                  B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

                  C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

         V.       STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed two million eight hundred five thousand (2,805,000) shares.

                  B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or
(ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

                  C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                  ARTICLE TWO

                             OPTION GRANT PROGRAM
                             --------------------

         I.       OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                  A.       EXERCISE PRICE.

                           1.       The exercise  price per share shall be
fixed by the Plan Administrator in accordance with the following provisions:

                                    (i) The exercise price per share shall not
                  be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                                    (ii) If the person to whom the option is
                  granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

                  Currently, there are approximately thirty persons who are eligible to participate in the Plan.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                           (i) in shares of Common Stock held for the requisite
                  period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (ii) to the extent the option is exercised for vested
                  shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                  C. EFFECT OF TERMINATION OF SERVICE.

                           1.       The  following  provisions  shall govern
the exercise of any options held by the Optionee at the time of cessation of Service or death:

                                    (i) Should the Optionee cease to remain in
                  Service for any reason other than Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

                                    (ii) Should Optionee's Service terminate by
                  reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

                                    (iii) If the Optionee dies while holding an
                  outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

                                    (iv) Under no circumstances, however, shall
                  any such option be exercisable after the specified expiration of the option term.

                                    (v) During the applicable post-Service
                  exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

                                    (vi) Should Optionee's Service be terminated
                  for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

                           2. The Plan Administrator shall have the discretion,
                  exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                                    (i) extend the period of time for which the
                           option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                                    (ii) permit the option to be exercised,
                           during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

                  D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  E. UNVESTED SHARES. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent
(20%) per year vesting, with the initial vesting to occur not later than one
(1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

                  F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

                  G. WITHHOLDING. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         II.      INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall NOT be subject to the terms of this Section II.

                  A. ELIGIBILITY. Incentive Options may only be granted to Employees.

                  B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

         III.     CORPORATE TRANSACTION

                  A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

                  B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

                  C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to

(i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

                  E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------

         I.       STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

                  A.       Purchase Price.

                           1.       The  purchase  price per share  shall be
fixed by the Plan Administrator but shall not be less than eighty-five percent (85 %) of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

                           2. Subject to the provisions of Section I of Article
Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                    (i)     cash or check made payable to the
                            Corporation, or

                                    (ii) past services rendered to the
                            Corporation (or any Parent or Subsidiary).

                  B.       VESTING PROVISIONS.

                           1.       Shares of Common Stock issued under the
Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

                           2. Any new, substituted or additional securities
or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to
(i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                           3. The Participant shall have full stockholder
rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                           4. Should the Participant cease to remain in
Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                           5.       The Plan  Administrator  may in its
discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

         II.      CORPORATE TRANSACTION

                  Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

         III.     SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                               ARTICLE FOUR

                               MISCELLANEOUS
                               -------------

         I.       FINANCING

                  The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

         II.      EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the

Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

                  B. The Plan shall terminate upon the EARLIEST of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

         III.     AMENDMENT OF THE PLAN

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

                  B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess shares are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and
(ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

         IV.      USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

         V.       WITHHOLDING

                  The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         VI.      REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

         VII.     NO EMPLOYMENT OR SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the

Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

         VIII.    FINANCIAL REPORTS

                  The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.


                                    APPENDIX


         The following definitions shall be in effect under the Plan:

         A.       BOARD shall mean the Corporation's Board of Directors.

         B.       CODE shall mean the Internal Revenue Code of 1986, as amended.

         C. COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

         D.       COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F. CORPORATION shall mean Cardiac Science Inc, a Delaware corporation.

         G. DISABILITY shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

         H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         I. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         K. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         L. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

         M. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         N. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         P. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

         Q. OPTIONEE shall mean any person to whom an option is granted under the Plan.

         R. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         S. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         T.          PLAN shall mean the Corporation's 1997 Stock
Option/Stock Issuance Plan, as set forth in this document.

         U. PLAN ADMINISTRATOR shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

         V. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

         W. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         X. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         Y. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AA.      10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                                             PRELIMINARY COPY
                                      PROXY
                              CARDIAC SCIENCE, INC.
                              16931 MILLIKAN AVENUE
                                IRVINE, CA 92606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, acknowledging receipt of the proxy statement of Cardiac Science, Inc. (the "Company"), dated April 12, 2000, hereby constitutes and appoints Raymond W. Cohen and Brett L. Scott, and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on March 29, 2000, at the Annual Meeting of Stockholders of the Company, to be held at the Company's office located at 16931 Millikan Avenue, Irvine, CA 92606, on May 19, 2000, at 10:00 a.m., local time, and all adjournments thereof.

         When properly executed, this proxy will be voted as designated by the undersigned.

         If no choice is specified, this proxy will be voted (i) FOR the election of the nominees for directors herein, (ii) FOR the proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 20,000,000 shares to 40,000,000 shares, (iii) FOR the proposed approval of the amendment to the Company's Amended 1997 Stock Option/Issuance Plan to increase the number of shares available for issuance thereunder from 1,305,000 shares to 2,805,000 shares, and (iv) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

ELECTION OF DIRECTORS
/  /     FOR all nominees listed below (except as written in on the line below)
Raymond W. Cohen, Paul D. Quadros, Peter Crosby, Howard L. Evers

/  /     WITHOLD AUTHORITY for all nominees listed above.

                  (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)

         ----------------------------------------------------------------------

PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 40,000,000 SHARES

       /  /    FOR         /  /    AGAINST       /  /    ABSTAIN

PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION/ISSUANCE
PLAN

       /  /    FOR         /  /    AGAINST       /  /    ABSTAIN

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

       /  /    FOR         /  /    AGAINST       /  /    ABSTAIN

FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

         --------------------------------
         Date

         --------------------------------
         Print Name

         --------------------------------
         Signature

         --------------------------------
         Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPLTY IN THE ENCLOSED
ENVELOPE